Exhibit 99.2
INDEX TO CELL THERAPEUTICS, INC’s
ZEVALIN® STATEMENT OF REVENUES AND DIRECT EXPENSES

Page
Report of Stonefield Josephson Inc., Independent Registered Public Accounting Firm	2
ZEVALIN® Statement of Revenues and Direct Expenses	3
ZEVALIN® Notes to Statement of Revenues and Direct Expenses	4

To the Board of Directors of Spectrum Pharmaceuticals, Inc.
We have audited the accompanying historical statement of Revenues and Direct Expenses for the nine months ended September 30, 2008 of the Zevalin product line (the “Product Line”) of Cell Therapeutics, Inc. (the “Company”). This historical statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this historical statement based upon our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation. We believe that our audit provides a reasonable basis for our opinion.
     The accompanying historical Statement of Revenue and Direct Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 and is not intended to be a complete presentation of Revenues and Expenses of the Product Line.
In our opinion, the historical Statement of Revenue and Direct Expenses referred to above presents fairly, in all material respects, the revenue and direct expenses described in Note 1 for the Product Line for the nine months ended September 30, 2008, in conformity with accounting principles generally accepted in the United States of America.
/s/ Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
Los Angeles, Ca
March 2, 2009

CELL THERAPEUTICS, INC.
ZEVALIN® STATEMENT OF REVENUES AND DIRECT EXPENSES
(In thousands)

For the Nine
Months Ended
September 30,
2008
Product sales	$8,824

Direct costs and operating expenses:
Cost of product sales	2,349
Research and development	5,674
Selling, general and administrative	6,519
Amortization of Intangibles	519

Total direct costs and operating expenses	15,061

Total direct costs and operating expenses in excess of product revenues	$(6,237)

See accompanying notes to the Zevalin statement of revenues and direct expenses.

CELL THERAPEUTICS, INC.
NOTES TO ZEVALIN STATEMENT OF REVENUES AND
DIRECT EXPENSES
1. Organization and Basis of Presentation
Organization
Cell Therapeutics, Inc. (CTI) develops, acquires and commercializes innovative treatments for cancer. In December 2007, CTI acquired the U.S. development, sales and marketing rights to the radiopharmaceutical product Zevalin® (ibritumomab tiuxetan) in the United States from Biogen Idec Inc., or Biogen, pursuant to an Asset Purchase Agreement. The assets acquired included the Zevalin FDA registration, FDA dossier, U.S. trademark, trade name and trade dress, customer list, certain patents and the assignment of numerous contracts. Additionally, CTI entered into a 78-month supply agreement with Biogen to manufacture Zevalin for sale in the United States as well as a security agreement providing Biogen a first priority security interest in the assets purchased in the transaction. Zevalin is a form of cancer therapy called radioimmunotherapy and is indicated for treatment of relapsed or refractory, low-grade or follicular B-cell non- Hodgkin’s lymphoma, including patients with rituximab refractory follicular NHL. Zevalin is also indicated, under accelerated approval, for the treatment of relapsed or refractory, rituximab-naïve, low-grade and follicular NHL. It was approved by the FDA in February 2002 as the first radioimmunotherapeutic agent for the treatment of NHL.
     On June 16, 2008, CTI entered into an Access Agreement with Bayer Schering Pharma AG, or Bayer, which holds the rights to Zevalin outside of the United States. Under the agreement, Bayer gave CTI access to data from Bayer’s phase III first-line indolent trial, or FIT trial, of Zevalin. Under the terms of the agreement with Bayer, CTI made an initial payment to Bayer of $2 million. Based on the FIT trial data, CTI submitted a supplemental biologics license application, or sBLA, on September 30, 2008 for use of Zevalin in consolidation therapy of first remission in advanced stage follicular NHL. The FDA granted priority review status for this sBLA.
     In December 2008, CTI contributed Zevalin to its 50/50 owned joint venture with Spectrum Pharmaceuticals, Inc., or Spectrum, as discussed further in Note 6, Subsequent Events.
     CTI operates in one business segment, which is the business of development, acquisition and commercialization of drugs for the treatment of cancer. Zevalin was CTI’s only approved drug. All other CTI product candidates, including OPAXIO, pixantrone and brostallicin, are under development.
Basis of Presentation
     The accompanying statement of revenues and direct expenses was prepared in order to present the revenues and direct expenses related to Zevalin. The accompanying statements of revenues and direct expenses exclude all assets and liabilities and include

CELL THERAPEUTICS, INC.
NOTES TO ZEVALIN STATEMENT OF REVENUES AND
DIRECT EXPENSES (Continued)
all product revenues and direct expenses. Separate complete historical financial information was not maintained for the Zevalin operations.
     The accompanying statement of revenues and direct expenses has been prepared from the historical accounting records of CTI and does not purport to reflect the revenues and direct expenses that would have resulted if Zevalin had been a separate, stand-alone company during the periods presented. It is not practical for CTI’s management to reasonably estimate expenses that would have resulted if Zevalin had operated as an unaffiliated independent company. Since separate complete financial statements were not maintained for the Zevalin operations, preparation of statements of operations and cash flows, including amounts charged for corporate overhead, interest and other expenses, were deemed impractical. Additionally, since Zevalin never operated as a standalone business, a balance sheet and statement of stockholders’ equity are not applicable.
     As a product of CTI, the Zevalin operations were dependent upon CTI for all of its working capital and financing requirements.
2. Accounting Policies
Use of Estimates
     The preparation of the Zevalin Statement of Revenue and Direct Expenses requires CTI’s management to make estimates and judgments that may affect the reported amounts in the statements of revenues and direct expenses and accompanying notes. On an on-going basis, CTI evaluates its estimates, including those related to revenue recognition and related allowances, inventory, impairment of long-lived assets, research and development, amortization life of intangibles and contingencies. CTI bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.
Revenue Recognition
     CTI recognizes revenue from sales of Zevalin when there is persuasive evidence that an arrangement exists, title has passed and delivery has occurred, the price is fixed and determinable, and collectability is reasonably assured. Product sales are generally recorded upon shipment, net of an allowance for estimated product returns and rebates. Such allowances totaled $954,000 for the nine months ended September 30, 2008. CTI analyzes historical return patterns for its products in determining an appropriate estimate for its returns allowance. CTI may need to adjust its estimates if actual results vary, which could have an impact on earnings in the period of adjustment. If customers have product acceptance rights or product return rights and CTI is unable to reasonably

CELL THERAPEUTICS, INC.
NOTES TO ZEVALIN STATEMENT OF REVENUES AND
DIRECT EXPENSES (Continued)
estimate returns related to that customer or market, it defers revenue recognition until such rights have expired.
Cost of Product Sold
     Cost of product sales consists of the cost of the product sold to CTI customers, including any necessary allowances for excess inventory that may expire and become unsaleable. CTI purchased Zevalin from Biogen pursuant to a supply agreement entered into in connection with the acquisition of this product. Contractual royalties of approximately $1,724,000 based on product sales are also included in cost of product sales.
Direct Costs and Operating Expenses
     The caption “direct costs and operating expenses” on the accompanying statements of revenues and direct expenses represents the total direct expenses recorded to the Zevalin operation. Not all of the research, development, selling, general and administrative expenses were recorded in accounts exclusively related to Zevalin. CTI does not allocate operating costs to individual compounds such as Zevalin as its accounting system does not provide for the tracking of costs in this way. Therefore, certain research, development, sales, and general and administrative expenses related to Zevalin were extracted from CTI’s accounts based upon specifically identifiable project codes associated with the activities of Zevalin. All other operating expenses, including portions of research and development, are allocated based primarily on headcount. Allocations also reflect stock-based compensation charges related to Statement of Financial Accounting Standard (“SFAS”) No. 123(R). Direct operating expenses exclude certain allocated operating expenses such as facility expenses, income taxes and interest since it is not practical for CTI’s management to reasonably estimate expenses such as these that would have resulted if Zevalin had operated as an unaffiliated independent company.
     The direct costs and operating expenses are not necessarily indicative of the costs and expenses that would have been incurred had Zevalin operated as a separate stand-alone company during the periods represented. It is not practical for CTI management to reasonably estimate the direct cost and operating expenses that would have been incurred had Zevalin operated as an unaffiliated independent company.
Research and Development
     Research and development expenses consist of expenses incurred in performing research and development activities including allocation of salaries and benefits, clinical trials and related clinical manufacturing expenses, contract services and other outside expenses. Research and development costs are expensed as incurred.
3. Transition Services and Supply Agreement

CELL THERAPEUTICS, INC.
NOTES TO ZEVALIN STATEMENT OF REVENUES AND
DIRECT EXPENSES (Continued)
     In connection with CTI’s acquisition of the U.S. development, sales and marketing rights to Zevalin from Biogen in December 2007, CTI entered into a 78-month supply agreement with Biogen to manufacture Zevalin for sale in the United States as well as a security agreement providing Biogen a first priority security interest in the assets purchased in the transaction.
4. Geographic Information
     Zevalin has historically formed a part of a single segment of CTI as described in Note 1. Within its single operating segment, Zevalin was not separated into a further reporting operating segment. Product revenues of Zevalin are solely attributable to the U.S.
     One customer individually accounted for 77% of Zevalin’s product revenues during the period presented.
5. Indemnifications
     In connection with Biogen’s consent to the joint venture transaction, RIT agreed to indemnify Biogen and its affiliates for breaches of licensing agreements transferred by CTI to RIT, agreements to which Biogen is a party, with respect to RIT’s operation of Zevalin.
6. Subsequent Events
     In December 2008, CTI formed a 50/50 owned joint venture with Spectrum to commercialize and develop Zevalin. The joint venture operated through RIT Oncology, LLC (RIT), to which CTI and Spectrum were 50/50 members. Pursuant to the Purchase and Formation Agreement of RIT dated November 26, 2008, RIT purchased the U.S. marketing, sales, and manufacturing and development rights to Zevalin. The assets acquired were deemed a business hereinafter the “Business.” Under the terms of the operating agreement for the joint venture, dated December 15, 2008 (the “LLC Agreement”), CTI and Spectrum were the sole members of the joint venture whose sole purpose was to commercialize Zevalin in the United States. A Board of Managers comprised of an equal number of members from CTI and Spectrum was established to govern the joint venture. Both CTI and Spectrum equally provided for the future capital requirements of the joint venture and shared equally in its profits and losses. CTI received an initial payment of $7.5 million at closing and an additional $7.5 million in early January 2009. In addition CTI could receive up to $15 million in product sales milestone payments upon the achievement of certain Zevalin revenue targets.

CELL THERAPEUTICS, INC.
NOTES TO ZEVALIN STATEMENT OF REVENUES AND
DIRECT EXPENSES (Continued)
     In connection with the joint venture transaction and the receipt of Biogen’s consent to such transaction, CTI and Biogen amended the terms of the supply agreement, the security agreement and certain milestone payments under the asset purchase agreement.
     Also in connection with the joint venture transaction, the Access Agreement with Bayer was assigned to the joint venture, and beginning January 1, 2009, the joint venture is responsible to Bayer for royalties on net sales of Zevalin and will continue to be until an aggregate of $11.5 million in royalties has been paid to Bayer under the agreement. The joint venture will make an additional payment of $3 million to Bayer if it is able to obtain FDA approval of an sBLA for Zevalin based on the FIT trial results and milestone payments to Biogen.
     On February 20, 2009, CTI exercised its option to sell its 50% ownership interest in the 50/50 owned joint venture with Spectrum for $18 million, as may be adjusted for amounts owed between CTI and the joint venture as of the closing (the “Purchase Price”), pursuant to the term of the LLC Agreement.
     On February 27, 2009, CTI notified Spectrum of its exercise of the sale option. The closing is scheduled to occur on March 2, 2009. Upon closing, Spectrum is required to pay $6 million, with the remaining balance of the purchase price of $12 million, as adjusted, to be paid in two installments 45 days and 90 days after the closing. The consummation of the sale option transaction was contingent upon the satisfaction of certain closing conditions, including the delivery of a legal opinion from counsel to CTI, as specified in the LLC Agreement. Additionally prior to or concurrent with closing, a $750,000 consent fee is required to be paid to Biogen under the terms of a certain security agreement and guarantee in favor of Biogen.